EXHIBIT 10.19

                              Flight Training Agreeement

KALITTA INTERNATIONAL FLIGHT ACADEMY

BUYER:
     Baltia Air Lines, Inc.
     Willow Run Airport
     Hangar 1
     Ypsilanti, MI 48198

COUNTRY: USA
CONTACT: Russell Thai TITLE: Executive Vice President
      E-mail Address : Russ.Thal@baltia.com
      Phone: 718-244-8880   Telefax: ________

Attachments:
Appendix A: Flight Training Agreement Standard Tenns and Conditions

               FLIGHT TRAINING AGREEMENT

This Flight Training Agreement together with the Standard Terms and Conditions attached hereto as Appendix A (this "Agreement") is entered into as of October
10,2013, by and between Kalitta Air, L.L.C. d/b/a Kalitta
International Flight
Academy, a Michigan limited liability company, with offices at 818
Willow Run
Airport, Ypsilanti, Michigan 48198 ("Kalitta") and Ba1tia Air Lines,
Inc., a
New York corporation, with its principal office located at Willow
Run Airpot1,
Hangar 1, Ypsilanti, MI 48198 (" Customer"). In consideration of the mutual covenants set forth herein, Ka1itta and Buyer agree as follows:

               SPECIAL TERMS AND CONDITIONS
I. SERVICES:

   This Agreement sets forth general terms and conditions under which Customer will purchase from Kalitta and Kalitta will sell to Customer the following flight tmining services ("Training"). Training under this Agreement shall be provided only to employees of Customer (each a "Trainee").

     A. Aircraft Type: 8747-200

II. LOCATION:

   Kalitta will furnish all Training at Kalitta's Flight Center at 832 Willow
   Run Airp011, Ypsilanti, Michigan 48198 , or such other location as may be mutually agreed (the "Facility"). Customer will be responsible for round-trip transportation costs, meals, lodging and miscellaneous expenses for any Trainees attending any training at the Facility.

III. TERM:

   This Agreement shall commence as of the date first set forth above and shall expire on December 31, 2014, unless earlier tenninated in accordance with the terms of this Agreement, provided that if any Training is in progress at the expiration or tetmination of this Agreement, the term of this Agreement will continue thereafter until completion of such Training.

IV. SCHEDULING:

     A. Customer shall advise Kalitta, in writing, of its requested Training Services dates and times as far in advance as possible.
        Training Services will be honored on an "as available" basis. Upon receipt of Customer's requested training dates and times, Kahtta shall either confirm availability of training or propose alternative dates and/or times to Customer.
     B. Once Kalitta has confinned the training dates and times and Customer has accepted same in writing, such dates and times shall be reserved for Customer ("Reserved Training") and Customer shall be obligated for such dates and tin1es. All changes in Reserved Training must be requested in wliting either by telefax or by mail. No changes will be considered confinned unless so stated in writing by Kalitta.
     C. It is understood that the scheduling of simulator time and other training services is subject to various factors, such as scheduled and unscheduled maintenance, FAA and/or other regulatory agency intervention, operational requirements of Kalitta, and other such factors. It is understood that Kalitta shall use reasonable efforts to provide training services as originally scheduled, but that cancellations and/or postponements may occur. In that event, Kalitta shall use reasonable efforts to re-schedule Customer, and Kalitta shall not be in default of this Agreement for failing to meet schedules for any of the above reasons.

V. CANCELLATION AND TERMINATION:

   Customer may cancel scheduled time up to thirty (30) days prior to the scheduled date without penalty. A documented move as a result of cause outside of Customer's control within thitiy (30) days prior to scheduled date can be made without penalty. Any time cancelled thitiy (30) days or less prior to the Reserved Training date shall be deemed payable by Kalitta.

VI. PRICE/PAYMENT INVOICES:

     A. Initial Training Package-Thirty-Seven Thousand Dollars
($37,000.00)
        for one (1) crew (defined as a maximum of two (2) pilots and one (1)
        flight engineer). The Training Package will include: (a) 104 hours of ground instruction with instructor and classroom; (b) twenty (20)
        hours ofnon-motion simulator training with instmctor(s); (c) thirty-two (32) hours of full motion simulator training with instructor(s); and (d) four (4) hours of full motion simulator for
        check tide, including evaluator.

     B. Customer B-747-200 Hourly Training Rates:

        B 747-200 Full Flight Simulator  $ 325.00 usd/per hour
        B 747-200 Fixed Based Simulator  $ 250.00 usd /per hour

        Full Flight Sim Instructor $ 180.00 usd/per hour Fixed Based Sim Instructor $ 180.00 usd/per hour Classroom $ 150.00 per day
        Ground School Instmctor  $ 70.00 usd/_Qer hour
        Pilot or FE Examiner  $ 180.00 usdlper day
        Qualified Seat Support $ 500.00 usdlper sim session Training Materials $ 325 .00 usd/per pilot

     C. Payment of estimated charges must be made by Customer to Kalitta no later than seven (7) days prior to commencement ofTraining.
All
        rates are exclusive of tax. Customer will pay Kalitta for all taxes
        (excluding those imposed on the gross or net income of Kalitta)
        resulting from the services provided tmder this Agreement.

     D. Kalitta will send all invoices to Customer at the following address, or such other address as Buyer shall notify Kalitta pursuant to this
        Agreement:

        Baltia Air Lines, Inc.
        John F. Kennedy Intemational Airport
        Building 151
        Jamaica, NY 11430
        Attn: Accounting Manager

VII. TRAINING RECORDS:
   Except as otherwise provided in this Agreement, Kalitta shall document
   Training using Kalitta furnished training fonns. Kalitta will complete and send such training fonns to Customer within five (5) business days after completion of Training. Kalitta shall not give training records to any
   Trainee, except upon written authorization of Customer. Kalitta will send training records to Customer via ovenight delivery service addressed as follows:

        Baltia Air Lines, Inc.
        Willow Run Airport
        Hangar 1
        Ypsilanti, MI 48198

        Attn: Director ofTraining

VIII. ADDITIONAL TERMS:

   Kalitta's Standard Terms and Conditions dated July 1, 2013, attached as
   Appendix A, are incorporated herein by this reference.

   EXECUTED as of the day and year first above written.

   BALTIA AIR LINES, INC           KALITTA AIR, L.L.C. d/b/a KALITTA
                         INTERNATIONAL FLIGHT ACADEMY


   By: [SIGNED]                    By: [SIGNED]

   Printed Name: Russell Tho L     Printed Name: D.C. Sanderlin

   Title: Executive Vice President Title: General Manager


               KALITTA INTERNATIONAL FLIGHT ACADEMY
                    FLIGHT TRAINING AGREEMENT
               STANDARD TERMS AND CONDITIONS
                    Dated: July 1, 2013

ARTICLE 1. SCHEDULES FOR CUSTOMER'S TRAINING ("TRAINING" ).

     Kalitta shall detennine all daily aud hourly schedules for Training.
Training scheduling requests will be honored on an "as available" basis.
Customer shall cause all Trainees to comply with all Training schedules established by Kalitta. Any requested changes to scheduled Training must be made by Customer in writing and will be in Kalitta's sole discretion. In the event Kalitta must cancel or postpone Training, Kalitta will use reasonable efforts to reschedule such Training at a lime agreeable to both parties.

ARTICLE 2.     QUALITY.

     Kalitta shall provide Training of the same quality as similar training provided by Kalilta to its own perso1mel. Notwithstanding the foregoing,
Kalitta does not represent or g uarantee that any individual Trainee will achieve or maintain any particular degree of proficiency, including without limitation that degree of proficiency necessary to qualify for any type rating, proficiency check, or certificate or s tatement ofcompetency.

ARTICLE 3.     OPERATION OF EQUIPMENT IL1AB1LITY.

     A. Methods of Operation. Kalitta shall dete1mine, in its sole judgment, the manner in which equipment used in cmmection with Training shall be operated. Customer shall cause all its Trainees, agents and subcontractors to observe and obey all orders, which may be given to them by Kalitta in c01mection with Training.

     B. Customer's Liability/Indemnity. Customer shall indenmify, defend and/or pay Kalitta a sum equal to the cost of all damages to Kalitta's equipment or property (including damages for loss of use)
        or any other claims caused in whole or in part by the negligence of
        Customer's employees, Trainees, and/or subcontractors.

ARTICLE 4.     TRAINEES.

     A. Designation of Trainees. Customer shall designate those of its employees who shall become Trainees.

     B. Records and Performance. Kalitta shall maintain attendance records for each Trainee during Training and furnish Buyer with copies thereof. Kalitta shall notify Buyer of Katitta's judgment as to the perfomance of each Trainee during Training. If Kalitta determines that the aptitude, performance, or rate of progress of any Trainee is unsatisfactory during Training, Kalitta shall so notify
Buyer.

     C. Decision to Terminate Training. Kalitta may, in its sole discretion and at any time, terminate (i) any individual Training session, and
        (ii) all Training with respect to any Trainee. Kalitta may act through any of its instructors or check airmen in terminating any
        Training pursuant to this Article.

ARTICLE 5.     CHARGES AND PAYMENTS.

     A. Price. The price for Simulator Rental furnished hereunder shall be calculated at the rates set forth in Section 3 ofthis
Agreement and
        may amended by Kalitta effective forty (40) days after notice to
        Customer, to begin at the beginning of the next rental period. The rental price requires Customer to provide appropriate instructors for Customer's training.

     B. Expenses. Except as provided in Article 5(C) below, Kalitta shall not be responsible for any personal expenses, of whatever nature, for any Trainee including, but not limited to, food, lodging and transportation.

     C. Customer's Temrination. If Customer terminates any scheduled
        Training pursuant to Article lO(D) below, Customer shall pay a termination charge for such Training in accordance with the following:

          Days Prior To
          Scheduled Training
          On Which Cancellation
          Notice is Received       Cancellation Fee*
          More Than 30 Days        None
          8-30 Days                60%
          0-7 Days            100%

          *Percentage of the applicable Training fee.

        In the event of a temlination due to illness, flight delays or causes beyond the control ofCustome r, a portion of pre-paid rent may be applied to future scheduled Training periods, subject to availability.

     D. Payment. Customer shall pay Kalitta the estimated charges to be incurred in each Training session no later than seven (7) days prior to commencement thereof. Such payment shall be made by bank transfer to Fifth Third Bank, 1000 Town Center, Southfield, MI 48075,
ABA
        Number 042000314 with instructions to credit Kalitta Air, LLC,
        Account No. 79 13836966. All payments shall be made in United States currency. Customer shall pay the balance of the actual charges, if any, upon receipt of Kalitta's invoice. Notwithstanding the foregoing, Kalitta may consent in writing to different payment
        arrangements. Any late payment may be subject to a charge not to exceed one and one-half percent (1.5%) per month on the unpaid balance, which shall be in addition to any other remedy which
        Kalitta may have. Where applicable, Kalitta shall refund any remaining balance to Customer within thirty (30) days of completion
        of Training.

ARTICLE 6.     RELEASE. INDEMNITY AND
          INSURANCE

     A. Release -Customer. Customer hereby releases Kalitta, its members, officers, employees, agents and affiliates from any and all liabilities, claims, demands, suits, damages and losses, including,
        without limitation, all attorney's fees, costs and expenses in connection therewith or incident thereto which may accrue to Customer against Kalitta in connection with Customer's use of the
        Simulator furnished by Kalitta under this Agreement unless attributable to the gross negligence or willful misconduct of
        Kalitta.

     B. lndemnification - Customer. Kalitta makes no representation or warranty, express or implied, of the competency or proficiency of
        Customer's Trainees and will not be responsible for the competency or proficiency of any Trainee trained under this Agreement.
Customer
        agrees to release, defend, indemnify and hold harmless
Kalitta and
        its affiliates, and their respective members, directors, officers, employees and agents (each an "Indenmitee") from and against any and all liabilities, claims, demands, suits, damages and losses, including, without limitation, all reasonable attorneys'
fees,
        costs and expenses in connection therewith or incident

                                        Appendix A

        there to {including but not limited to reasonable attorneys' fees incurred by Kalitta in establishing its right to indenmification hereunder) (collectively referred to herein as "Claims") of third parties for death of or personal injury to any person or any persons whomsoever (including, without limitation, Customer's employees but excluding Kalitta's employees) and for loss of, damage to, destruction of, any property whatsoever, in any manner arising out
        of or in any way connected with the rental and/or use of the Simulator and Customer's Training, all whether or not arising in
        tort or occasioned in whole or in part by the negligence of Kalitta of any type or degree, provided that the foregoing indemnity obligation of the Customer shall not apply to any such Claim resulting from the gross negligence or willful misconduct of
Kalitta
        or any act of Kalitta done with actual intent to cause such death, injury, loss, damage or destruction. Customer is obligated to defend and indemnify Kalitta, and negotiate and defend any Claim brought against any Indemnitee or in which any Indemnitee in joined as a party defendant for which Customer has agreed to indemnify each
        Indenmitee as provided above. Each party's obligations under this
        Article will survive the expiration or tennination of this Agreement.

     C. Insurance-Kalitta. Kalitta will, at its sole cost and expense, procure and maintain in full force and effect during the term of this Agreement, policies of insurance of the type and in the minimum amounts stated below covering the liability of Kalitta relating to this Agreement:

          (1) Comprehensive Airline Liability Insurance
          (including Airport P remise Liability) with a limit of not less than $ 100 ,000,000.

     D. Insurance - Customer. Customer will, at its sole cost and expense, procure and maintain in full force and effect during the term of this Agreement, policies of insurance of the type and in the minimum amounts stated below covering the liability of Customer relating to the lease of the Simulator under this Agreement:

          (1) Comprehensive Airline Liability Insurance
          (including Airport Premises Liability, Products and Comple ted Operations coverages), War Risk and Allied Perils coverages (including both passengers and third parties, and contractual liability coverage), with a limit of not less than $300,000,000 combined single limit per occurrence and in the aggregate with respect to products; and

          (2) Property Damage Liability Coverage of not less than $5,000,000 specifically insuring
          Customer's liability arising out of any damage to an aircraft tlight simulator in Customer's care, custody and control.

          (3) Workers Compensation and Employers Liability coverage with a limit of $1,000,000. The policy shall include a waiver of the underwriter's rights of subrogation against Kalitta, its members, officers, employees, agents and affiliates.


        All required insurance policies shall be endorsed to provide not less than thirty (30) days prior written notice to Kalitta of any cancellation, lapse, reduction of limits, or other material change adverse to the interests ofKalitta.

     E. Endorsements -Customer. The policies of insurance described in
        Article 6(D) above will be endorsed to ( l ) name Kalitta and its affiliates, and their respective members, officers, employees, agents and affiliates, and each of Customer's instructors who is not an employee of Customer and who will be providing services associated with this Agreement as additional assureds thereunder
        with respect to claims of third parties for which Customer is obligated to indemnify Kalitta p ursuant to Article 6(B) above;
        provided, however, that such policies will specify with respect to claims or causes ofaction in favor of Kalitta or its directors, officers, employees, agents and affiliates, that they will not be deemed as additional assureds thereunder, and (2) expressly cover the obligations assumed by Customer in this Agreement, including those in Articles 3(B) and 6(B) above. The insurance policies referred to in Article 6(D) above will: (1) provide Breach of
        Warranty clauses in behalf of Ka litta, (2) provide appropriate cross liability clauses; (3) provide that all of the provisions thereof shall operate in the same manner as if there were a separate policy covering each insured and s hall waive any right of subrogation against Kalitta, its directors, officers, employees,
        agents and affiliates thereunder with respect to the matters for which Customer has released

                                        Appendix A

        Kalitta pursuant to Article 6(A); and (4) expressly provide that such insurance s hall be primary without any right of contribution for any other insurance which is carried by Kalitta.

     F. Certificates. Prior to the provision of Training hereunder and on the renewal date of each policy of insurance required to be maintained by Customer under this Agreement, Customer will furnish
        to Kalitta underwriter's certificates certifying that such policies of insurance, endorsed as required hereby, are in full force and effect and that Kalitta will be given thirty (30) days prior written notice by the insurers in the event that either the insurers or
        Customer desire to cancel or change such policies of insurance to materially restrict the coverage thereof. Each certificate wi11 acknowledge and accept the obligations assumed by Customer in
        Article 6(B) above.

ARTICLE 7. LIMITATION OF LIABILITY.

     IN NO EVENT SHALL KALITT A HAVE ANY LIABILITY TO CUSTOMER AND
CUSTOMER
EXPRESSLY WAIVES, DISCLAIMS AND RELEASES KALITT A FROM Al'N CLAIM
FOR SPECIAL,
INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND.

ARTICLE 8. EXCUSABLE DELAY.

     A. General. Neither party shall be responsible for nor be deemed to be in default under this Agreement on account of any delay in performance hereunder (excluding any obligation to make payments)
        due to any of the following causes: (i) acts of God; war , warlike operations, insurrections or riots; (ii) ftres , floods or explosions; serious accidents; epidemics or quarantine restnctmns;
        (iii) any act of government, govemmental priorities, allocation regulations or orders affecting materials, or facilities;
(iv)
        strikes or labor troubles causing cessation, slow down or intem1ption ofwork; (v) delay in transportation; (vi)
inability
        after due and timely diligence to procure materials, equipment or parts; or (vii) due to any other cause to the extent it is beyond such party' s control and not occasioned by such par1y's fau lt or negligence. Delays resulting from any of the foregoing causes are referred to as "Excusable Delays" .

     B. Extension of Perfonnance Notice. If Kalitta is prevented by Excusable Delay from timely perf01mance of any of its obligations
        hereunder, the tin1e for performance will be extended by a period of business days equal to the time lost by reason of such delay, provided that Kalitta shall promptly notify Customer of any Excusable Delay affecting Kalitta' s performance.

ARTICLE 9. TERMINATION.

     A. Tennination. Either party may temtinate this Agreement upon thirty
        (30) days' notice in advance to tJ1e other pruty.
Notwithstanding
        the expiration or tennination of this Agreement, the terms and conditions of this Agreement sh all continue to apply to any prepaid or scheduled rental period.

     B. Failure to Perform. If either party fails to perform its obligations under this Agreement for any reason other than an
        Excusable Delay a nd such failure to perform continues for a period of thirty (30) days after notice to such pat1y by the other party thereof (except in Ute case of non-payment of monies due, wherein should such failure continue for a period o f five (5) days after notice to such party from the other party) the other party may terminate this Agreement, or any order issued hereunder in whole or in part, immediately upon notice.

     C. Bankruptcy. If bankruptcy proceedings are commenced witJ1 respect to Customer and if this Agreement has not otherwise tenninated, then
        Kalitta may suspend all ftnther perfonnance of this Agreement until the Customer assumes or rejects this Agreement pursuant to Section
        365 of the Bankruptcy Code or any similar or successor provtswn. Any such suspension of further perfonnance by Kalitta pending
Customer's
        assumption or rejection will not be a breach of this Agreement and will not affect Kalitta' s right to pursue or enforce any of its rights under this Agreement.

     D. Termination of Training. Customer may tem1inate any Training schedule or portion thereof for convenience upon notice to Kalitta, provided that the provisions of Article S(C) above shall apply to any Training so terminated.

     E. Temtination Not a Waiver. Exercise by either party of its right to tem1inate under this Article 10 will; not affect or impair its right
        (i) to bring suit for any default or breach of this Agreement, or
        (ii) to enforce its other rights or remedies under this Agreement.
        All obligations of each party that have accm ed before termination or that are of a continuing nature will survive tennination.

ARTICLE 10. TRAINING MATERIAL.

     A. Kalitta Fumished Materials. To facilitate Training, Kalitta may provide Customer with manuals, procedures and other written materials (collectively the "Kalitta Materials"). Customer acknowledges that Kalitta Materials are proprietary to
Kalitta.
        Customer shall neither u se nor pennit the use of Kalitta
Materials
        for any purpose other than Training hereunder. Customer will maintain the confidentiality of all Kalitta Materials and will not
        disclose, duplicate or otherwise reproduce any Kalitta
Materials.

     B. Customer Fumished Materials. In the event Customer desires that
        Customer's training courseware be used irt connection with Training,
        Customer shall be responsible for maintaining the currency of all such courseware.

ARTICLE 11. SECURITY.

     Customer shall cause each of Customer's personnel, agents and subcontractors to prominentl y display on his person a security access card at all times while on Kalitta's property. Kalitta will issue a card to each of such personnel u pon his initial arrival at Kalitta's facility for Training.
Customer will pay Kalitta Fifty US Dollars (S50.00) for each suc h card that is not returned to Kalitta at or before the end of Traini11g. A ny additional security costs required by any government agency due to Customer's Training will be paid b y Customer.

ARTICLE 12. MISCELLANEOUS.

     A. Amendments. This Agreement may be changed, modified or amended from time to time ouly by express written agreement of the parties executed by their duly authorized representatives.

     B. Assignment. Neither patty may assign this Agreement, in whole or in part, without the prior consent of the other party, and any such attempted assignment will be void, provided, however that Kalitta may assign this Agreement and its rights and obligations hereunder to a successor corporation resulting from a merger or consolidation with Kalitta. Subject to the foregoing, the provisions herein will inure to the benefit of, and be binding upon, any such successor corporation and any permitted assigns of the respective parties.
        Consent by either party to such assignment in one instance will not constitute consent by either party to any otJ1er assignment.

     C. Confidential Information. Except as may be required to be disclosed in any proceeding to enforce the provisions of this Agreement, neither party will clisclose to any third party the financial terms of tills Agreement, or any other confidential information of the other party.

     D. Counterparts. This Agreement may be executed and delivered in counterparts, each of which shall be deemed an original, and both of which shall constitute one instrument. If this Agreement or the signature page, as executed, is transmitted by one party to the other by facsimile, such facsimil e transmission shall be deemed an executed original of this Agreement and ofsuch signature.

     E. Entirety of Agreement. This Agreement embodies the entire agreement and understanding of the parties and, as of its effective date, terminates and supersedes all prior or independent agreements between the parties covering the same subject matter. The article and a rticle headings in this Agreement are for convenient reference only and shall not affect the interpretation o f this Agreement.

     F. Interpretation. Kalitta and Customer represent that each of them was given an equal opportunity to negotiate the tem1s and conditions contained in this Agreement and were represented by counsel.
The
        parties agree that neither party shall be dee med to be the drafter of this Agreement for purposes of interpreting any of the terms and conditions of this Agreement.

     G. Language. All Notices and other written cormmmications to be provided hereunder shall be provided in the English language.
        If Customer requires a translator, Customer shall furnish such service at no charge to Kalitta.

     H. Notices.  All notices, designations, consents and approvals
(each a
        "Notice" for purposes of this Article) given in connection with this
        Agreement will b e given in writing and will be sent by first class mail, postage prepaid, facsimile, telex, or any other customary means of co mmunication to the applicable mailing address set forth in the Special Tenns and Conditions, unless either

                                   Appendix A
        party hereto notifies the other party of a different address. The effective date of any Notice given in connection with this Agreement will be the date on which the addressee receives it. Any
Notice
        given otherwise than in accordance with this Article shall be deemed ineffective.

     I. Non-Waiver. The right of each party to require strict perfom1ance of any obligations hereunder will not be affected in any way be any previous wa iver, forbearance or course ofdealing.

     J. Partial invalidity. If any material provision of this Agreement is declared invalid by operation of law or held unenforceable by any court of competent jurisdiction and one party would suffer material harm thereby, such party shall so notify the other party after which the parties shall promptly attempt to agree to an amendment that would abrogate the effect of such invalid provision. If the pruties are not able to agree to such an amendment, the party who would suffer material harm by reason of such invalid provision may terminate this Agreement effective thirty (30) days after notice to
        the other party. If any other provision of this Agreement is for any reason held invalid, ineffective, unenforceable or contrary to public policy, the remainder of this Agreement shall remain in full force and effect.

     K. Publicity. Neither party will refer to this Agreement or use the name of the other party in any form of publicity or advertising, either directly or indirectly, without the prior consent of the other party.

     L. Third Party Rights. Nothing contained in this Agreement will or is intended to create or will be construed to create any right in or any duty or obligation to any third party.

     M. Governing Law. The laws of the State of Michigan shall govern this
        Agreement, except that the choice of law provisions thereof shall not be invoked for purposes of applying the law of another jurisdiction.

     g:\/.ikalitta\airlslsimu/ator-klm-200'flight training
agreements\baltia
     air/lines-2013-comp\flight training agreement-v2-082813-gwk.doc